Exhibit 99.1
News Release

FIS Reports Second Quarter 2019 Results for FIS and Worldpay, and Issues Combined Company Guidance for 2019

•	FIS GAAP revenue flat; organic revenue increased 5 percent

•	FIS Diluted EPS of $0.47; Adjusted EPS of $1.78

•	Worldpay GAAP revenue increased 7 percent; constant currency revenue increased 8 percent

•	Worldpay Diluted EPS of $0.46; Adjusted EPS of $1.24

•	FIS issues consolidated guidance for third and fourth quarter 2019, including the impact of the Worldpay acquisition, which closed on July 31, 2019

JACKSONVILLE Fla., August 6, 2019 - FIS™ (NYSE:FIS), a global leader in financial services technology, today reported its second quarter 2019 results and also reported second quarter 2019 results for Worldpay, Inc. (Worldpay) following the July 31, 2019 acquisition of Worldpay by FIS.

FIS Second Quarter 2019 Results

“We are very pleased with our strong quarter, which was underpinned by robust sales and continued operational execution,” said Gary Norcross, FIS chairman, president and chief executive officer. “Our recent closing of the Worldpay acquisition is a demonstrable proof point in our overall growth strategy. We are confident that our focus on innovating with purpose to advance the way the world pays, banks and invests will continue to deliver long-term value to our clients and shareholders.”

On a GAAP basis, revenue was flat at $2,112 million from $2,106 million in the prior year quarter driven by solid growth in the continuing operations, partially offset by the impact of divestitures in 2018. Net earnings attributable to common stockholders was $154 million for the quarter, or $0.47 per diluted share, compared to $0.64 per diluted share in the prior year quarter, a decrease of 27 percent.

On an adjusted basis, organic revenue increased 5 percent, excluding the impact of divestitures and foreign currency fluctuations. Adjusted EBITDA margin expanded 170 basis points to 37.6 percent. Adjusted net earnings was $582 million, or $1.78 per diluted share, compared to $1.63 per diluted share in the prior year quarter, an increase of 9 percent.

($ millions, except per share data, unaudited)	Three Months Ended June 30,
			%	Organic
	2019	2018	Change	Growth
Revenue	$2,112	$2,106	—	5%
Integrated Financial Solutions	1,179	1,124	5%	6%
Global Financial Solutions	865	899	(4)%	4%
Corporate and Other	68	83	(18)%	3%
Adjusted EBITDA	$794	$757	5%
Adjusted EBITDA Margin	37.6%	35.9%	170 bps
Net earnings attributable to FIS common stockholders (GAAP)	$154	$212	(27)%
Diluted EPS (GAAP)	$0.47	$0.64	(27)%
Adjusted net earnings	$582	$544	7%
Adjusted EPS	$1.78	$1.63	9%

FIS Segment Information

•	Integrated Financial Solutions (IFS):

Second quarter GAAP revenue increased 5 percent versus prior year reflecting broad-based growth, partially offset by the impact of divestiture activity at year-end 2018. Organic revenue increased 6 percent, illustrating the ongoing strength of the continuing operations in the segment. Adjusted EBITDA margin was 45.3 percent, representing expansion of 150 basis points from the prior year quarter.

•	Global Financial Solutions (GFS):

Second quarter GAAP revenue decreased 4 percent versus prior year reflecting the negative impact of the Brazilian JV unwind offsetting growth in the continuing operations. Organic revenue increased 4 percent, enhanced by a return to growth in the Institutional & Wholesale business. Adjusted EBITDA margin was 36.1 percent, representing expansion of 120 basis points from the prior year quarter.

•	Corporate and Other:

Second quarter GAAP revenue decreased 18 percent to $68 million compared to $83 million in the prior year quarter, driven primarily by divestiture of the Certegy Check Services business in Q3 2018. Organic revenue increased 3 percent. Adjusted EBITDA loss was $53 million and is inclusive of $66 million of corporate expenses.

FIS Balance Sheet and Cash Flows

As of June 30, 2019, cash and cash equivalents totaled $9,756 million and debt outstanding totaled $18,242 million with an effective weighted average interest rate of 2.5 percent. The increase in cash and cash equivalents and debt was primarily driven by the successful US and European based debt financing in conjunction with the Worldpay transaction. Net cash provided by operating activities was $526 million and free cash flow was $413 million for the quarter. FIS paid dividends of $113 million in the quarter.

Worldpay Second Quarter 2019 Results

“I am excited about the strengths and new opportunities available through the combination of Worldpay and FIS,” said Charles Drucker, vice chairman of FIS. “Worldpay continues to deliver strong new sales due to our colleagues’ focus on execution and dedication to client service. Now with FIS, the two companies are uniquely positioned to capitalize on the most significant areas of secular growth.”

On a GAAP basis, revenue increased 7 percent to $1,073 million from $1,007 million in the prior year quarter. Net income (loss) attributable to Worldpay was $143 million for the quarter, or $0.46 per diluted share, compared to $(0.01) per diluted share in the prior year quarter.

On an adjusted basis, constant currency revenue increased 8 percent. Excluding cryptocurrency and foreign currency headwinds, Worldpay revenue increased by 9 percent. Adjusted EBITDA increased to $561 million from $493 million in the prior year quarter, while adjusted EBITDA margin expanded by 330 basis points to 52.3 percent. Adjusted net income was $387 million, or $1.24 per diluted share, compared to $1.04 per diluted share in the prior year quarter, an increase of 19 percent.

($ millions, except per share data, unaudited)	Three Months Ended June 30,
			%	CC %
	2019	2018	Change	Change
Revenue	$1,073	$1,007	7%	8%
Technology Solutions	466	402	16%	18%
Merchant Solutions	520	520	—	2%
Issuer Solutions	87	85	2%	2%
Adjusted EBITDA	$561	$493	14%
Adjusted EBITDA Margin	52.3%	49.0%	330 bps
Net income (loss) attributable to Worldpay (GAAP)	$143	$(3)	NM
Net income (loss) per diluted share attributable to Worldpay (GAAP)	$0.46	$(0.01)	NM
Adjusted net income	$387	$327	18%
Adjusted net income per share	$1.24	$1.04	19%

Worldpay Segment Information

•	Technology Solutions:

Second quarter GAAP revenue increased 16 percent to $466 million from $402 million in the prior year quarter. Constant currency revenue increased 18 percent. Excluding cryptocurrency and foreign currency headwinds, Technology Solutions revenue increased by 19 percent. Segment profit increased 13 percent to $342 million from $303 million in the prior year quarter.

•	Merchant Solutions:

Second quarter GAAP revenue was flat at $520 million, compared to the prior year quarter. Constant currency revenue increased 2 percent. Segment profit increased 2 percent to $347 million from $341 million in the prior year quarter.

•	Issuer Solutions:

Second quarter GAAP revenue increased 2 percent to $87 million from $85 million in the prior year quarter. Constant currency revenue increased 2 percent. Segment profit increased 2% to $80 million from $78 million in the prior year quarter.

Adjusted Combined Second Quarter 2019 Results

Adjusted combined results are representative of FIS and Worldpay as a combined entity in the second quarter of 2019.

On a go forward basis, the Company will operate and report three operating segments. These segments are based on the markets and clients served, aligned with the solutions they provide. The new operating segments will be: Merchant Solutions, Banking Solutions and Capital Market Solutions.

($ millions, unaudited)	Three Months Ended June 30,
			%	Organic
	2019	2018	Change	Growth
Adjusted combined revenue	$3,185	$3,114	2%	6%
Merchant Solutions	1,098	1,017	8%	10%
Banking Solutions	1,493	1,495	—	5%
Capital Market Solutions	594	584	2%	3%
Corporate and Other	—	18	NM	NM
Adjusted combined EBITDA	$1,330	$1,211	10%
Adjusted combined EBITDA margin	41.8%	38.9%	290 bps

Adjusted Net Earnings and Adjusted Earnings Per Share Update

Following discussions with the Staff of the Securities and Exchange Commission, FIS will revert to the Prior Method of reporting Adjusted Net Earnings and Adjusted Earnings Per Share in the third quarter of 2019. These non-GAAP measures will exclude the cost of amortization of purchase accounting intangibles as opposed to excluding all depreciation and amortization.

Third and fourth quarter 2019 Adjusted EPS guidance is calculated based on the Prior Method definition of Adjusted EPS. For transition purposes in this release, we have also provided what we previously named the New Method for this release only.

Third and Fourth Quarter 2019 GAAP Guidance

($ millions, except share data)	Q3 2019	Q4 2019
Revenue	$2,775 - $2,800	$3,285 - $3,330
Net earnings	$75 - $300	$300 - $510
Diluted EPS	$0.14 - $0.57	$0.48 - $0.82

Third and Fourth Quarter 2019 Non-GAAP Guidance

($ millions, except share data)	Q3 2019	Q4 2019
Revenue (GAAP)	$2,775 - $2,800	$3,285 - $3,330
Adjusted EBITDA	$1,145 - $1,160	$1,470 - $1,500
Adjusted EPS (Prior Method): Excludes amortization of purchase accounting intangibles only	$1.33 - $1.37	$1.47 - $1.53
Adjusted EPS (New Method): Excludes all depreciation and amortization	$1.69 - $1.72	$1.80 - $1.84

Webcast

FIS will sponsor a live webcast of its earnings conference call with the investment community beginning at 8:30 a.m. (EDT) Tues., August 6, 2019. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.fisglobal.com. A replay will be available after the conclusion of the live webcast.

About FIS

FIS is a global leader in technology, solutions and services for merchants, banks and capital markets that helps businesses and communities thrive by advancing commerce and the financial world. For over 50 years, FIS has continued to drive growth for clients around the world by creating tomorrow’s technology, solutions and services to modernize today’s businesses and customer experiences. By connecting merchants, banks and capital markets, we use our scale, apply our deep expertise and data-driven insights, innovate with purpose to solve for our clients’ future, and deliver experiences that are more simple, seamless and secure to advance the way the world pays, banks and invests.

Headquartered in Jacksonville, Florida, FIS employs about 55,000 people worldwide dedicated to helping our clients solve for the future. FIS is a Fortune 500® company and is a member of Standard & Poor’s 500® Index.

To learn more, visit www.fisglobal.com. Follow FIS on Facebook, LinkedIn and Twitter (@FISGlobal).

FIS Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures.

These non-GAAP measures include adjusted revenue, constant currency revenue, organic revenue increase/decrease, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net earnings (including per share amounts), adjusted cash flows from operations and free cash flow. These non-GAAP measures may be used in this release and/or in the attached supplemental financial information.

We believe these non-GAAP measures help investors better understand the underlying fundamentals of our business. As further described below, the non-GAAP revenue and earnings measures presented eliminate items management believes are not indicative of FIS’ operating performance. The constant currency and organic revenue increase/decrease measures adjust for the effects of exchange rate fluctuations, while organic revenue increase/decrease also adjusts for acquisitions and divestitures, giving investors further insight into our performance. Finally, the non-GAAP cash flow measures provide further information about the ability of our business to generate cash. For these reasons, management also uses these non-GAAP measures in its assessment and management of FIS’ performance.

Adjusted revenue consists of revenue, increased to reverse the purchase accounting deferred revenue adjustment made upon the acquisition of SunGard. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP but was not recognized due to GAAP purchase accounting adjustments. The deferred revenue adjustment in purchase accounting was made entirely in the Corporate and Other segment; reported GAAP results for the IFS and GFS segments are not affected by this adjustment and, therefore, no adjusted revenue is presented for these segments.

Constant currency revenue represents (i) adjusted revenue, as defined above, in respect of the consolidated results and the Corporate and Other segment and (ii) reported revenue in respect of the IFS and GFS segments, in each case excluding the impact of fluctuations in foreign currency exchange rates in the current period.

Organic revenue increase/decrease is constant currency revenue, as defined above, for the current period compared to an adjusted revenue base for the prior period, which is further adjusted to add pre-acquisition revenue of acquired businesses for a portion of the prior year matching the portion of the current year for which the business was owned, and subtract pre-divestiture revenue for divested businesses for the portion of the prior year matching the portion of the current year for which the business was not owned, for any acquisitions or divestitures by FIS.

EBITDA reflects earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA is EBITDA, as defined above, excluding certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, adjusted EBITDA, as it relates to our segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K.

Adjusted EBITDA margin reflects adjusted EBITDA divided by adjusted revenue.

Adjusted net earnings (New Method) excludes the impact of certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. It also excludes the impact of depreciation and amortization and equity method investment earnings (loss), both of which are recurring.

Adjusted net earnings (Prior Method) excludes the impact of certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. It also excludes the impact of acquisition-related purchase accounting amortization and equity method investment earnings (loss), both of which are recurring.

Adjusted net earnings per diluted share, or Adjusted EPS (New Method), reflects adjusted net earnings from continuing operations (New Method) divided by weighted average diluted shares outstanding.

Adjusted net earnings per diluted share, or Adjusted EPS (Prior Method), reflects adjusted net earnings from continuing operations (Prior Method) divided by weighted average diluted shares outstanding.

Adjusted cash flows from operations reflect net cash provided by operating activities adjusted for the net change in settlement assets and obligations and exclude certain transactions that are closely associated with non-operating activities or are otherwise non-operational in nature and not indicative of future operating cash flows.

Free cash flow reflects adjusted cash flows from operations less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the specific adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS website, www.fisglobal.com.

Worldpay Use of Non-GAAP Financial Information

This earnings release presents non-GAAP and pro forma financial information including adjusted EBITDA, adjusted net income, and adjusted net income per share. These have been important financial performance measures for Worldpay, but are not financial measures as defined by GAAP. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Worldpay has used these non-GAAP and adjusted financial performance measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Worldpay believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

Forward-Looking Statements

This earnings release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance of the Company, business and market conditions, outlook, foreign currency exchange rates, expected dividends and share repurchases, the Company’s sales pipeline and anticipated profitability and growth, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•	the risk that the Worldpay transaction will not provide the expected benefits, or that we will not be able to achieve the cost or revenue synergies anticipated;

•	the risk that the integration of FIS and Worldpay will be more difficult, time-consuming or expensive than anticipated;

•	the risk of customer loss or other business disruption in connection with the Worldpay transaction, or of the loss of key employees;

•	the fact that unforeseen liabilities of FIS or Worldpay may exist;

•	the risk that acquired businesses will not be integrated successfully, or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and other synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected;

•	the risks of doing business internationally;

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, changes in either or both the United States and international lending, capital and financial markets, and currency fluctuations;

•
the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy and cybersecurity laws and regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•
the risk that implementation of software (including software updates) for customers or at customer locations or employee error in monitoring our software and platforms may result in the corruption or loss of data or customer information, interruption of business operations, outages, exposure to liability claims or loss of customers;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•
competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•	the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers;

•	the failure to meet financial goals to grow the business in Brazil after the unwinding of the Brazilian Venture;

•	the risks of reduction in revenue from the loss of existing and/or potential customers in Brazil after the unwinding of the Brazilian Venture;

•	an operational or natural disaster at one of our major operations centers;

•	failure to comply with applicable requirements of payment networks or card schemes or changes in those requirements;

•	fraud by merchants or bad actors; and

•
other risks detailed in the “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in our other filings with the Securities and Exchange Commission.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information

Ellyn Raftery, 904.438.6083	Nathan Rozof, CFA, 866.254.4811
Chief Marketing Officer	Executive Vice President
FIS Global Marketing and Corporate Communications	FIS Investor Relations
Ellyn.Raftery@fisglobal.com	Nathan.Rozof@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
August 6, 2019

Exhibit A	Condensed Consolidated Statements of Earnings - Unaudited for the three and six months ended June 30, 2019 and 2018

Exhibit B	Condensed Consolidated Balance Sheets - Unaudited as of June 30, 2019 and December 31, 2018

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the six months ended June 30, 2019 and 2018

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three and six months ended June 30, 2019 and 2018

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and six months ended June 30, 2019 and 2018

Exhibit F	Supplemental GAAP to Non-GAAP Reconciliations on Guidance - Unaudited for the three months ended September 30 and December 31, 2019

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share amounts)

Exhibit A

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue	$2,112	$2,106	$4,169	$4,172
Cost of revenue	1,404	1,414	2,785	2,828
Gross profit	708	692	1,384	1,344
Selling, general and administrative expenses	317	339	678	697
Operating income	391	353	706	647
Other income (expense):
Interest expense, net	(72)	(73)	(147)	(144)
Other income (expense), net	(120)	(4)	(172)	(2)
Total other income (expense), net	(192)	(77)	(319)	(146)
Earnings before income taxes and equity method investment earnings (loss)	199	276	387	501
Provision (benefit) for income taxes	40	51	72	85
Equity method investment earnings (loss)	(4)	(7)	(11)	(8)
Net earnings	155	218	304	408
Net (earnings) loss attributable to noncontrolling interest	(1)	(6)	(2)	(14)
Net earnings attributable to FIS common stockholders	$154	$212	$302	$394

Net earnings per share-basic attributable to FIS common stockholders	$0.48	$0.64	$0.93	$1.20
Weighted average shares outstanding-basic	324	329	323	329
Net earnings per share-diluted attributable to FIS common stockholders	$0.47	$0.64	$0.92	$1.18
Weighted average shares outstanding-diluted	327	333	327	334

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share amounts)

		Exhibit B

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$9,756	$703
Settlement deposits	538	700
Trade receivables, net	1,366	1,472
Contract assets	122	123
Settlement receivables	289	281
Other receivables	137	166
Prepaid expenses and other current assets	297	288
Total current assets	12,505	3,733
Property and equipment, net	541	587
Goodwill	13,542	13,545
Intangible assets, net	2,863	3,132
Computer software, net	1,798	1,795
Other noncurrent assets	1,049	503
Deferred contract costs, net	561	475
Total assets	$32,859	$23,770

Liabilities and Equity
Current liabilities:
Accounts payable, accrued and other liabilities	$1,030	$1,099
Settlement payables	792	972
Deferred revenue	788	739
Short-term borrowings	1,507	267
Current portion of long-term debt	53	48
Total current liabilities	4,170	3,125
Long-term debt, excluding current portion	16,682	8,670
Deferred income taxes	1,295	1,360
Other long-term liabilities	664	326
Deferred revenue	56	67
Total liabilities	22,867	13,548
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	4	4
Additional paid in capital	10,887	10,800
Retained earnings	4,599	4,528
Accumulated other comprehensive earnings (loss)	(438)	(430)
Treasury stock, at cost	(5,067)	(4,687)
Total FIS stockholders’ equity	9,985	10,215
Noncontrolling interest	7	7
Total equity	9,992	10,222
Total liabilities and equity	$32,859	$23,770

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Six months ended June 30,
	2019	2018
Cash flows from operating activities:
Net earnings	$304	$408
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	736	706
Amortization of debt issue costs	10	9
Acquisition-related financing foreign exchange	104	—
Loss (gain) on sale of businesses and investments	—	(6)
Loss (gain) other	17	—
Loss on extinguishment of debt	—	1
Stock-based compensation	43	45
Deferred income taxes	(68)	(24)
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade and other receivables	93	189
Contract assets	1	(3)
Settlement activity	(27)	13
Prepaid expenses and other assets	(140)	(11)
Deferred contract costs	(174)	(119)
Deferred revenue	39	(2)
Accounts payable, accrued liabilities and other liabilities	(118)	(383)
Net cash provided by operating activities	820	823

Cash flows from investing activities:
Additions to property and equipment	(57)	(83)
Additions to computer software	(228)	(233)
Net proceeds from sale of businesses and investments	43	49
Other investing activities, net	(42)	(6)
Net cash provided by (used in) investing activities	(284)	(273)

Cash flows from financing activities:
Borrowings	19,201	5,703
Repayment of borrowings and other financing obligations	(10,028)	(5,521)
Debt issuance costs	(71)	(24)
Proceeds from exercise of stock options	86	203
Treasury stock activity	(423)	(637)
Dividends paid	(226)	(211)
Other financing activities, net	(24)	(2)
Net cash provided by (used in) financing activities	8,515	(489)

Effect of foreign currency exchange rate changes on cash	2	(43)
Net increase (decrease) in cash and cash equivalents	9,053	18
Cash and cash equivalents, at beginning of period	703	665
Cash and cash equivalents, at end of period	$9,756	$683

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

Exhibit D

	Three months ended June 30, 2018
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Revenue	$1,124	$899	$83	$2,106
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	1	1
Adjusted revenue	$1,124	$899	$84	$2,107

	Six months ended June 30, 2018
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Revenue	$2,185	$1,826	$161	$4,172
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	3	3
Adjusted revenue	$2,185	$1,826	$164	$4,175

(1)	See note (3) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ORGANIC REVENUE GROWTH — UNAUDITED
(In millions)

						Exhibit D (continued)

	Three months ended June 30,
	2019			2018
			Constant
			Currency	Adjusted	In Year	Adjusted	Organic
	Revenue	FX	Revenue	Revenue	Adjustments (1)	Base	Growth
Integrated Financial Solutions	$1,179	$1	$1,180	$1,124	$(9)	$1,115	5.8%
Global Financial Solutions	865	17	882	899	(53)	846	4.2%
Corporate and Other	68	—	68	84	(18)	66	2.9%
Total	$2,112	$18	$2,130	$2,107	$(80)	$2,027	5.1%

	Six months ended June 30,
	2019			2018
			Constant
			Currency	Adjusted	In Year	Adjusted	Organic
	Revenue	FX	Revenue	Revenue	Adjustments (1)	Base	Growth
Integrated Financial Solutions	$2,309	$2	$2,311	$2,185	$(17)	$2,168	6.6%
Global Financial Solutions	1,728	42	1,769	1,826	(113)	1,713	3.3%
Corporate and Other	132	—	133	164	(36)	129	3.5%
Total	$4,169	$44	$4,213	$4,175	$(165)	$4,010	5.1%

Amounts in table may not sum or calculate due to rounding.

(1)
In year adjustments primarily include removing revenue from the Certegy Check Services business unit in North America, the Reliance Trust Company of Delaware and the Kingstar divestitures and the unwinding of the Brazilian Venture.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES — UNAUDITED
(In millions)

Exhibit D (continued)

	Three months ended	Six months ended
	June 30, 2019	June 30, 2019
Net cash provided by operating activities	$526	$820
Non-GAAP adjustments:
Acquisition, integration and other payments (1)	46	90
Tax payments on divestitures (2)	10	10
Settlement activity	(29)	27
Adjusted cash flows from operations	553	947
Capital expenditures	(140)	(285)
Free cash flow	$413	$662

	Three months ended	Six months ended
	June 30, 2018	June 30, 2018
Net cash provided by operating activities	$469	$823
Non-GAAP adjustments:
Acquisition, integration and other payments (1)	34	61
Tax payments on divestitures (2)	—	19
Debt financing activities (3)	1	1
Settlement activity	(11)	(13)
Adjusted cash flows from operations	493	891
Capital expenditures	(144)	(316)
Free cash flow	$349	$575

Free cash flow reflects adjusted cash flows from operations less capital expenditures. Free cash flow does not represent our residual cash flows available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

(1)
Adjusted cash flows from operations and free cash flow for the three and six months ended June 30, 2019 and 2018 exclude cash payments for certain acquisition, integration and other costs, net of related tax impact. The related tax impact totaled $11 million and $8 million for the three months and $21 million and $15 million for the six months ended June 30, 2019 and 2018, respectively.

(2)
Adjusted cash flows from operations and free cash flow exclude tax payments made in 2019 related to the sale of Reliance Trust Company of Delaware and the unwinding of the Brazilian Venture recognized during 2018. Adjusted cash flows from operations and free cash flow exclude tax payments made in 2018 related to the sale of Capco consulting business and risk and compliance consulting business recognized during 2017.

(3)
Adjusted cash flows from operations and free cash flow for the three and six months ended June 30, 2018 exclude the $1 million one-time bond premium payment on the redemption of our senior notes due October 2018.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)

Exhibit E

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Net earnings attributable to FIS common stockholders	$154	$212	$302	$394
Provision (benefit) for income taxes	40	51	72	85
Interest expense, net	72	73	147	144
Other, net	125	17	185	24

Operating income, as reported	391	353	706	647
FIS non-GAAP adjustments:
Depreciation and amortization (1)	368	354	736	706
Acquisition, integration and other costs (2)	35	49	81	106
Acquisition deferred revenue adjustment (3)	—	1	—	3
Adjusted EBITDA	$794	$757	$1,523	$1,462

See notes to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)

Exhibit E (continued)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Earnings before income taxes and equity method investment earnings (loss)	$199	$276	$387	$501
Provision (benefit) for income taxes	40	51	72	85
Equity method investment earnings (loss)	(4)	(7)	(11)	(8)
Net (earnings) loss attributable to noncontrolling interest	(1)	(6)	(2)	(14)
Net earnings attributable to FIS common stockholders	154	212	302	394
FIS non-GAAP adjustments:
Depreciation and amortization (1)	368	354	736	706
Acquisition, integration and other costs (2)	46	49	146	106
Acquisition deferred revenue adjustment (3)	—	1	—	3
Loss (gain) on sale of businesses and investments (4)	—	1	6	(2)
Debt financing activities (5)	102	1	102	1
Equity method investment earnings (loss) (6)	4	7	11	8
Provision for income taxes on non-GAAP adjustments	(92)	(81)	(186)	(172)
Total non-GAAP adjustments	428	332	815	650
Adjusted net earnings, net of tax	$582	$544	$1,117	$1,044

Net earnings per share - diluted attributable to FIS common stockholders	$0.47	$0.64	$0.92	$1.18
FIS non-GAAP adjustments:
Depreciation and amortization (1)	1.13	1.06	2.25	2.11
Acquisition, integration and other costs (2)	0.14	0.15	0.45	0.32
Acquisition deferred revenue adjustment (3)	—	—	—	0.01
Loss (gain) on sale of businesses and investments (4)	—	—	0.02	(0.01)
Debt financing activities (5)	0.31	—	0.31	—
Equity method investment earnings (loss) (6)	0.01	0.02	0.03	0.02
Provision for income taxes on non-GAAP adjustments	(0.28)	(0.24)	(0.57)	(0.51)
Adjusted net earnings per share - diluted attributable to FIS common stockholders	$1.78	$1.63	$3.42	$3.13
Weighted average shares outstanding-diluted	327	333	327	334

Amounts in table may not sum or calculate due to rounding.

See notes to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)

Exhibit E (continued)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Reconciliation of adjusted net earnings:
Adjusted net earnings, net of tax (New Method)	$582	$544	$1,117	$1,044
Less: depreciation and amortization of non-purchase accounting assets (1)	193	169	388	338
Plus: tax on depreciation and amortization of non-purchase accounting assets (1)	36	33	73	66
Adjusted net earnings, net of tax (Prior Method)	$425	$408	$802	$772

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Reconciliation of adjusted net earnings per share - diluted attributable to FIS common stockholders:
Adjusted net earnings per share - diluted attributable to FIS common stockholders (New Method)	$1.78	$1.63	$3.42	$3.13
Less: depreciation and amortization of non-purchase accounting assets (1)	0.59	0.51	1.19	1.01
Plus: tax on depreciation and amortization of non-purchase accounting assets (1)	0.11	0.10	0.22	0.20
Adjusted net earnings per share - diluted attributable to FIS common stockholders (Prior Method)	$1.30	$1.23	$2.45	$2.31

Amounts in table may not sum or calculate due to rounding.

See notes to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)

Exhibit E (continued)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliations for the three and six months ended June 30, 2019 and 2018.

The adjustments are as follows:

(1)
This item represents the impact of depreciation and amortization expense. The Company has excluded the impact of depreciation of fixed assets and amortization of intangibles as such amounts can be significantly impacted by the timing and/or size of acquisitions. Although the Company excludes these amounts from its non-GAAP expenses, the Company believes that it is important for investors to understand that such tangible and intangible assets contribute to revenue generation. Depreciation and amortization of assets, including those that relate to past acquisitions, will recur in future periods until such assets have been fully depreciated or amortized. Any future acquisitions may result in the depreciation and/or amortization of future assets. Within the depreciation and amortization item, $193 million and $169 million for the three months and $388 million and $338 million for the six months ended June 30, 2019 and 2018, respectively, consist of depreciation and amortization of non-purchase accounting assets. The tax effects related to depreciation and amortization of non-purchase accounting assets are $36 million and $33 million for the three months and $73 million and $66 million for the six months ended June 30, 2019 and 2018, respectively.

(2)
This item represents acquisition and integration costs primarily related to the acquisition of Worldpay and certain other costs including those associated with data center consolidation activities of $17 million and $25 million for the three and six months ended June 30, 2019, respectively. For the 2018 periods, this item represents acquisition and integration costs primarily related to the SunGard acquisition and certain other costs.

(3)
This item represents the impact of the purchase accounting adjustment to reduce SunGard's deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP if the acquisition had not occurred, but was not recognized due to GAAP purchase accounting requirements. The year ended December 31, 2018 was the final year impacted by this purchase accounting adjustment.

(4)	This item represents the net pre-tax loss (gain) on sale of businesses and investments during the three months ended June 30, 2018 and six months ended June 30, 2019 and 2018.

(5)
This item primarily represents the non-cash foreign currency impact of non-hedged Euro- and Pound Sterling-denominated notes issued during the three months ended June 30, 2019 to finance the Worldpay acquisition. For the 2018 periods, this item represents the write-off of certain previously capitalized debt issuance costs and the payment of a bond premium associated with the early redemption of our senior notes due October 2018 during June 2018.

(6)	This item represents our equity method investment earnings or loss and is predominantly due to our equity ownership interest in Cardinal Holdings, LP.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS ON GUIDANCE — UNAUDITED
(In millions, except per share amounts)

Exhibit F

	Three months ended		Three months ended
	September 30, 2019		December 31, 2019
	Low	High	Low	High
Net earnings	$75	$300	$300	$510
Estimated adjustments (1)	1,070	860	1,170	990
Adjusted EBITDA	$1,145	$1,160	$1,470	$1,500

Net earnings per share - diluted attributable to FIS common stockholders	$0.14	$0.57	$0.48	$0.82
Estimated adjustments (2)	1.19	0.80	0.99	0.71
Adjusted net earnings per share - diluted attributable to FIS common stockholders (Prior Method)	$1.33	$1.37	$1.47	$1.53

Net earnings per share - diluted attributable to FIS common stockholders	$0.14	$0.57	$0.48	$0.82
Estimated adjustments (2)	1.55	1.15	1.32	1.02
Adjusted net earnings per share - diluted attributable to FIS common stockholders (New Method)	$1.69	$1.72	$1.80	$1.84

The guidance table above and related adjustments noted below are for the combined company including Worldpay.

(1)	Estimated adjustments include acquisition, integration and other costs and other items.

(2)	Estimated adjustments include depreciation and amortization, acquisition, integration and other costs, equity method investment earnings (loss) and other items, net of tax impact.